CERTIFICATE OF INCORPORATION

                                       OF

                          LOGIC TECH INTERNATIONAL INC.

FIRST.         The name of this corporation shall be:


LOGIC TECH INTERNATIONAL INC.

SECOND.        Its  registered  office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

THIRD.         The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.        The total  number of shares of stock  which this  corporation  is authorized to issue is:

Ten Million (10,000,000) shares with a par value of One Tenth of One Cent ($.001) per share, amounting to Ten Thousand Dollars ($10,000).

FIFTH.         The name and mailing address of the incorporator is as follows:

                Kathleen Crowley
                Corporate Agents, Inc.
                1013 Centre Road
                Wilmington, DE 19605

SIXTH.         The Board of  Directors  shall have the power to adopt,  amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighth day of August, A.D. 1997.

               /s/ Kathleen Crowley
          ------------------------------
          Kathleen Crowley, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          LOGIC TECH INTERNATIONAL INC.

                             ----------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                             ----------------------


LOGIC TECH INTERNATIONAL INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 8, 1997.

     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article "FIRST" thereof in its entirety and substituting in lieu thereof the following:

     "FIRST: The name of this corporation shall be AlphaRx Inc."

     3. In lieu of a meeting and vote of stockholders, the holders of at least a majority of all the issued and outstanding capital stock entitled to vote thereon have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     4. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware, including approval by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer this 28th day of January, 2000.


                                              LOGIC TECH INTERNATIONAL INC.


                                              By: /s/ Michael M. Lee
                                                 -------------------------------
                                                      Michael M. Lee
                                                      Chief Executive Officer

                                     BY-LAWS
                                       OF
                          LOGIC TECH INTERNATIONAL INC.

                              ARTICLE I - OFFICES


Section 1. Registered Office: The registered office of the corporation shall be Corporate Agents, Inc. which shall be established and maintained at 1013 Center Road, Wilmington, County of New Castle, State of Delaware 19805.

Section 2. Other offices: The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

Section 1. Annual Meeting: Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on the first day of April of each year.

               If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2. Other Meetings: Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 3. Voting: Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by a vote of seventy-five percent (75%) of the share-holders entitled to vote at a properly noticed meeting at which a quorum is present; all other questions shall be decided by a majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

Section 4. Stockholders Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date; which shall not be more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Stockholder List: The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical address list of the stock-holders entitled to vote at the ensuing election, with the number and the type of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

Section 6. Quorum: Except as otherwise required by law, by the certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings. Whether present in person or by proxy, they shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 7. Special Meetings: Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 8. Notice Of Meeting: Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than 20 nor more than 50 days before the date of the meeting.

                            ARTICLE III - DIRECTORS

Section 1. General Powers: The business and affairs of this corporation shall be managed by the Board of Directors.

Section 2. Number And Term: The number of directors shall consist of one or more members. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

Section 3. Resignations: Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies: If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 5. Removal: Any director or directors may be removed, either for or without cause at any time by the affirmative vote of a majority of the holders of all of the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for that purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority of all stockholders entitled to vote.

Section 6. Increase Of Number: The number of directors may be increased by amendment of these By-Laws by the affirmative vote of all of the directors, though less than a quorum, or, by the affirmative vote of a majority of all of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

Section 7. Annual Meetings of Board: The annual meeting of the Board shall be held following the annual meeting of stockholders and shall be a meeting of the directors elected at such meeting of stockholders. No notice shall be required.

Section 8. Regular Meetings of Board: Regular meetings of the Board shall be held at such times and places as the Board may fix at least 30 days in advance of any such meeting. No notice shall be required.

Section 9. Special Meetings Of The Board: Special meetings of the Board shall be held whenever called by the Chairman or the President, and one or more other directors. At least 48 hours' written or oral notice of each special meeting shall be given to each director. If mailed, notice must be deposited in the United States or European mail at least 5 days before the meeting.

Section 10. Quorum: A majority of the members of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there is less than a quorum the majority of those present may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting, a quorum being present, any business may be transacted which might have been transacted at the original meeting. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, all actions of the Board shall be decided by vote of a majority of those present.

Section 11. Committees: The Board may, by resolution passed by a majority of the entire Board, designate one or more committees of directors which to the extent provided in the resolution shall have and may exercise powers and authority of the Board in the management of the business and affairs of the corporation.

Section 12. Compensation: Directors shall not receive any stated salary for their service as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor. If any fee is to be paid to directors the amount is to be the same for each and every director.

Section 13. Action Without Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                             ARTICLE IV - OFFICERS

Section 1. Officers: The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

Section 2. Other Officers And Agents: The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3. Chairman: The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4. President: The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. The President shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 5. Vice President: Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the directors.

Section 6. Treasurer: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

               The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all transactions of the Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

Section 7. Secretary: The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of the Secretary's absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stock-holders upon whose requisition the meeting is called as provided in these By-Laws. The Secretary shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or any Assistant Secretary.

Section 8.     Assistant   Treasurers   &   Assistant   Secretaries:   Assistant
               Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

Section 9. Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                          ARTICLE V - INDEMNIFICATION

The corporation shall indemnify, to the full extent permitted by the Delaware General Corporation Law, any person who is or was an officer or director of the corporation. Without limiting the generality of the foregoing, the corporation shall advance expenses (including attorneys' fees) in defending an action, suit, or proceeding, whether civil, criminal, administrative, or investigative, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to indemnification.

                                   ARTICLE VI

Section 1. Certificates Of Stock: Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned: (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

Section 2. Lost Certificates: New certificates of stock may be issued in the place of any certificate therefor issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

Section 3. Transfer Of Shares: The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 4. Dividends: Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

                               ARTICLE VII - SEAL

The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                           ARTICLE VIII - FISCAL YEAR

The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

               ARTICLE IX - CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner and shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

Section 5. Power To Execute Proxies: The Chairman of the Board, the Vice Chairman, the President or any Executive Vice President may execute proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation.

                    ARTICLE X - NOTICE AND WAIVER OF NOTICE

Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States or European mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and, except as otherwise provided herein or in the Certificate of Incorporation or by applicable law, such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

                            ARTICLE XI - AMENDMENTS

These By-Laws may be altered and repealed and By-Laws may be made: (1) at any annual meeting of the stockholders, or at any special meeting of stockholders if notice of the proper amendment is contained in the notice of such special meeting, by the affirmative vote of a majority of all of the common stock entitled to vote thereat; or (2) at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of the proposed amendment is contained in the notice of such special meeting, by the affirmative vote of a majority of all of the directors present and entitled to vote at such meeting. To the extent amendments by the stockholders conflict with those by the Board of Directors, the amendments by the stockholders shall take precedence and shall not thereafter be repealed by the Board of Directors.


                            ADOPTED: August 11, 1997

                                   SIGNATURES:


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED: June 14, 2000


                                        ALPHARx, INC.

                                        By:  /s/ Michael M. Lee
                                             -------------------------
                                             Michael M. Lee, President

                                        Directors:


                                             /s/ Michael M. Lee
                                             -------------------------
                                             Michael M.  Lee, Director


                                             /s/ Sai Ming Wong
                                             -------------------------
                                             Sai Ming Wong, Director


                                             /s/ Joseph Schwarz
                                             -------------------------
                                             Joseph Schwarz, Director


                                             /s/ Sandro Persia
                                             -------------------------
                                             Sandro Persia, Director


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